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 WaMu Mortgage Pass-Through Certificates

Series 2006-AR6 Marketing Materials

Hybrid ARMS

$[446,399,100]
(Approximate, Subject to +/- 10% Variance)

WaMu Asset Acceptance Corp.
Depositor

Washington Mutual Bank
Sponsor and Servicer

WaMu Capital Corp.,
A Washington Mutual, Inc. Company

Important Notice About Information Presented in this
Preliminary Term Sheet

The securities described in this preliminary term sheet may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should carefully consider the risks of these securities.

We do not intend that there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

The issuer has filed a registration statement (including a prospectus) on Form S-3 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

We will provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) a prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) the WaMu Mortgage Pass–Through Certificates, WaMu Series 2006-AR6 free writing prospectus, along with this preliminary term sheet, describes more specifically the terms of your series of certificates. This preliminary term sheet does not contain all of the information that is required to be included in the prospectus and the prospectus supplement that will be prepared for your series of certificates. The information in this preliminary term sheet is preliminary and is subject to completion or change. The information in this preliminary term sheet supersedes information contained in any prior preliminary term sheet relating to these securities prior to the time of your commitment to purchase. To understand the terms of the offered certificates, read carefully this entire preliminary term sheet and the prospectus and the Washington Mutual Mortgage Pass–Through Certificates, WaMu Series 2006-AR6 free writing prospectus we will provide you. You may obtain a copy of the prospectus and the WaMu Mortgage Pass–Through Certificates, WaMu Series AR 2006-AR6 free writing prospectus by contacting WaMu Capital Corp. at 1-800-667-9569.

THE DATA DESCRIBING THE MORTGAGE POOL IN THIS PRELIMINARY TERM SHEET REFLECTS THE PRELIMINARY CHARACTERISTICS OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE, WHICH IS JUNE 1, 2006.  THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THIS TRANSACTION WILL REFLECT THE FINAL MORTGAGE POOL DATA AS OF THE CUT-OFF DATE.  ONCE AVAILABLE, A FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING WAMU CAPITAL CORP. AT 1-800-667-9569.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the mortgage-backed securities referred to in this preliminary term sheet. The mortgage-backed securities referred to in this preliminary term sheet are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this preliminary term sheet. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Preliminary Term Sheet

Date Prepared: May 31, 2006

WaMu Mortgage Pass-Through Certificates, Series 2006-AR6

$[446,399,100] (Approximate, Subject to +/- 10% Variance)

Publicly Offered Certificates

7/1 and 10/1 Hybrid, Adjustable Rate Residential Mortgage Loans

Class (1)	Principal Amount (Approx.) (2)	WAL (Yrs) To Wtd Avg CPB/Mat (3)	Pmt Window (Mths) To Wtd Avg CPB/Mat (3)	Interest Rate Type	Tranche Type	Expected Ratings S&P and Fitch
1-A1	$ 86,303,000	1.80/1.80	1-55/1-55	Variable (4)	Senior	AAA/ AAA
1-A2	$ 29,497,000	6.29/7.95	55-84/55-360	Variable (4)	Senior	AAA/AAA
1-A3	$ 4,512,000	2.94/3.37	1-84/1-360	Variable (4)	Mezz	AAA/AAA
2-A1	$ 172,755,000	1.25/1.25	1-34/1-34	Variable (4)	Senior	AAA/AAA
2-A2	$ 43,187,000	3.50/3.50	34-51/34-51	Variable (4)	Senior	AAA/AAA
2-A3	$ 85,140,000	7.05/7.66	51-120/51-360	Variable (4)	Senior	AAA/AAA
2-A4	$ 11,730,000	3.21/3.39	1-120/1-360	Variable (4)	Mezz	AAA/AAA
R	$ 100	----	----	---	Senior/Residual	AAA/AAA
B1	$ 8,325,000	5.59/6.15	1-120/1-360	Variable (5)	Subordinate	AA/NR
B2	$ 3,150,000	5.59/6.15	1-120/1-360	Variable (5)	Subordinate	A/ NR
B3	$ 1,800,000	5.59/6.15	1-120/1-360	Variable (5)	Subordinate	BBB/NR
B4	$ 1,575,000	Privately Offered Certificates		Variable (5)	Subordinate	BB/NR
B5	$ 1,125,000			Variable (5)	Subordinate	B/NR
B6	$ 900,900			Variable (5)	Subordinate	NR/NR

Total:

$ [450,000,000]

(1)     Distributions on the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates will be derived primarily from a pool of 7/1 adjustable rate mortgage loans (“Group I Mortgage Loans”).  Distributions on the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates will be derived primarily from a pool of 10/1 adjustable-rate mortgage loans (“Group II Mortgage Loans”).  Distributions on the Subordinate Certificates will be derived from the Group I and Group II Mortgage Loans.  Distributions on the Class R Certificates will be derived from the Group I or Group II Mortgage Loans.

(2)     Class sizes are subject to final collateral pool size and rating agency approval and may increase or decrease by up to 10%.

(3)     WAL and Payment Window for the Class A Certificates are shown to a pricing prepayment speed to the reset date (CPB) (as described herein) and to Maturity.

(4)     For each Distribution Date, the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates will have an interest rate equal to the Net WAC (as discussed herein) of the Group I Mortgage Loans.  For each Distribution Date, the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates will have an interest rate equal to the Net WAC of the Group II Mortgage Loans.

(5)     For each Distribution Date, the Subordinate Certificates will have an interest rate equal to the weighted average of the Net WAC of the Group I and the Group II Mortgage Loans.

Transaction Summary:

Issuing Entity:    WaMu Mortgage Pass-Through Certificates Series 2006-AR6 Trust (the "Trust')

Depositor:  WaMu Asset Acceptance Corp. (“WAAC”).

Sponsor and Servicer:  Washington Mutual Bank (“WMB”).

Lead Manager:    WaMu Capital Corp.

Trustee:  LaSalle Bank

Rating Agencies:  It is anticipated that the Senior Certificates will be rated by Standard & Poor’s and Fitch.  The Subordinate Certificates other than the Class B-6 Certificates will be rated by only one rating agency.  The Class B-6 Certificates will not be rated.  It is expected that the Certificates will be assigned the credit ratings on page 1 of this Preliminary Term Sheet.

Cut-off Date:  June 1, 2006.

Expected Pricing Date:  On or about June 2, 2006.

Closing Date:  On or about June 26 2006.

Distribution Date:  The 25th of each month (or if such day is not a business day, the next succeeding business day), commencing in July 2006.

Servicing Fee:  0.375% per annum of the principal balance of each of the Group I Mortgage Loans.

  0.250% per annum of the principal balance of each of the Group II Mortgage Loans

Certificates:  The “Senior Certificates” will consist of the Class1-A1, Class 1-A2, Class 1-A3, Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4Certificates (the “Class A Certificates”) and the Class R Certificates. The “Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.  The “Subordinate Offered Certificates” will consist of the Class B-1, Class B-2 and Class B-3 Certificates.  The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the “Certificates.”  The Class A Certificates and Subordinate Offered Certificates (the “Offered Certificates”) are being offered hereby.

Accrued Interest:  The Offered Certificates settle with accrued interest.  The price to be paid by investors for the Offered Certificates will include accrued interest from the Cut-off Date up to, but not including, the Closing Date (25 days).

Interest Accrual Period:  The interest accrual period with respect to the Offered Certificates for a given Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs (on a 30/360 basis).

Registration:  The Offered Certificates will be made available in book-entry form through DTC.  It is anticipated that the Offered Certificates will also be made available in book-entry form through Clearstream, Luxembourg and the Euroclear System.

Federal Tax Treatment:  It is anticipated that the Offered Certificates will be treated as REMIC regular interests for federal tax income purposes.  The Class R Certificates will be treated as a REMIC residual interest for tax purposes.

ERISA Eligibility:  The Offered Certificates are expected to be ERISA eligible.  Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws.  The Class R Certificates are not expected to be ERISA eligible.

SMMEA Treatment:  The Class A and B-1 Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:  The terms of the transaction allow for a termination of the trust which may be exercised once the aggregate principal balance of the Mortgage Loans is equal to or less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Optional Call Date”).

Pricing Prepayment Speed:  The Offered Certificates will be priced to a prepayment speed of 25% CPB.

Compensating Interest:  Compensating interest paid by the servicer with respect to each loan group will equal the least of (a) any shortfall for the previous month in interest collections resulting from the timing of payoffs on the mortgage loans in that loan group made from the 15th day of the calendar month before the Distribution Date to the last day of such month, (b) the sum of 1/12 of 0.050% of the aggregate Stated Principal Balance of the Mortgage Loans in that loan group, any reinvestment income realized by the servicer relating to payoffs on the mortgage loans in that loan group made during the prepayment period, and interest payments on the payoffs in that loan group received during the period of the 1st day through the 14th day of the month of the Distribution Date, as applicable and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of the Mortgage Loans in that loan group.

Mortgage Loans:  As of June 1, 2006, the aggregate principal balance of the mortgage loans described herein is approximately $372,105,063 (the “Mortgage Loans”). The Mortgage Loans are non-convertible, adjustable rate One Year LIBOR indexed mortgage loans with initial rate adjustments occurring approximately 84 months or 120 months after the date of origination of each mortgage loan (“7/1 ARM” and “10/1 ARM”).  None of the mortgage loans will be “Buydown Loans,” which are mortgage loans for which scheduled payments of principal and/or interest have been subsidized for a period of time through a fund provided by the originator or another person at the time of origination.

7/1 ARM or Group I Mortgage Loans

As of June 1, 2006, the aggregate principal balance of the Group I mortgage loans described herein is approximately $113,266,131 (the “Group I Mortgage Loans”). Each Group I Mortgage Loan has an original term to maturity of 30 years.  As of the Cut-off Date, approximately 93.20% of the Group I Mortgage Loans are scheduled to pay only interest for the first 7 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining 23 year term.  The Mortgage Loans are secured by first liens on one- to four-family residential properties, or shares of cooperative units.  See the attached collateral descriptions for more information.

10/1 ARM or Group II Mortgage Loans

As of June 1, 2006, the aggregate principal balance of the Group II mortgage loans described herein is approximately $258,838,933 (the “Group II Mortgage Loans”). Each Group II Mortgage Loan has an original term to maturity of 30 years.  As of the Cut-off Date, approximately 96.99% of the Group II Mortgage Loans are scheduled to pay only interest for the first 10 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining 20 year term.  The Mortgage Loans are secured by first liens on one- to four-family residential properties, or shares of cooperative units.  See the attached collateral descriptions for more information.

On the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date is expected to be approximately $450,000,000, subject to an increase or decrease of up to 10%.  It is expected that the characteristics of the Mortgage Loans on the closing date will be substantially similar to the characteristics of the Mortgage Loans described herein.  The initial principal balance of any of the Offered Certificates on the Closing Date is subject to an increase or decrease of up to 10% from the amounts shown herein.

Net WAC:   The Net WAC for the Class A Certificates is equal to the weighted average of the mortgage interest rates on the related Group I or Group II Mortgage Loans, as applicable (as of the second preceding due date) less the per annum rate at which the applicable servicing fee is calculated.  The Net WAC for the Subordinate Certificates is equal to the weighted average of the mortgage interest rates on the Group I and Group II Mortgage Loans, as applicable (as of the second preceding due date) less the per annum rate at which the applicable servicing fee is calculated.

Credit Enhancement:  Senior/subordinate, shifting interest structure.  The credit enhancement information shown below is subject to final rating agency approval.

Credit enhancement for the Class A Certificates will consist of the subordination of the Subordinate Certificates, initially 3.75% total subordination.

Shifting Interest:  Until the first Distribution Date occurring after June 2013, the Subordinate Certificates will be locked out from receipt of unscheduled principal (unless the Senior Certificates are paid down to zero or the credit enhancement provided by the

Subordinate Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the Free Writing Prospectus), the Subordinate Certificates will receive their increasing portions of unscheduled principal.

The prepayment percentages on the Subordinate Certificates are as follows:

Periods:	Unscheduled Principal Payments (%)
July 2006 – June 2013	0% Pro Rata Share
July 2013 – June 2014	30% Pro Rata Share
July 2014 – June 2015	40% Pro Rata Share
July 2015 – June 2016	60% Pro Rata Share
July 2016 – June 2017	80% Pro Rata Share
July 2017 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Subordinate Certificates has doubled (subject to the performance triggers described in the prospectus supplement), (i) prior to the Distribution Date in July 2009, and the cumulative realized losses on the Mortgage Loans allocated to the Subordinate Certificates, as a percentage of the aggregate class principal balance of the Subordinate Certificates as of the Closing Date, do not exceed 20%,  the Subordinate Certificates will be entitled to 50% of their pro rata share of Payoffs and Curtailments or (ii) on or after the Distribution Date in July 2009, and the cumulative realized losses on the Mortgage Loans allocated to the Subordinate Certificates, as a percentage of the aggregate class principal balance of the Subordinate Certificates as of the Closing Date, do not exceed 30%, the Subordinate Certificates will be entitled to 100% of their pro rata share of Payoffs and Curtailments.

In the event that a senior percentage (aggregate principal balance of the Senior Certificates, divided by the aggregate principal balance of the related Mortgage Loans) exceeds the applicable initial senior percentage (aggregate principal balance of the Senior Certificates as of the Closing Date, divided by the aggregate principal balance of the related Mortgage Loans as of the Cut-off Date), the related Senior Certificates will receive all unscheduled prepayments for the related Mortgage Loan, regardless of any prepayment percentages.

Allocation of Realized Losses:  Any realized losses on the Mortgage Loans will be allocated as follows: first, to the Subordinate Certificates in reverse order of their numerical Class designations, in each case until the respective class principal balance has been reduced to zero; second, to the Senior Certificates (other than the Class R Certificates) until each respective class principal balance has been reduced to zero as follows:

(a)                    any realized losses remaining on the Group I Mortgage Loans will be first applied to the Class 1-A3 Certificates and then, pro rata, to the Class 1-A1 and Class 1-A2 Certificates; and

(b)                    any realized losses remaining on the Group II Mortgage Loans will be first applied to the Class 2-A4 Certificates and then, pro rata, to the Class 2-A1, Class 2-A2 and Class 2-A3 Certificates.

Because the Class B Certificates represent interests in all loan groups, the class principal balances of those certificates could be reduced to zero as a result of realized losses on the mortgage loans in any of these loan groups. Therefore, the allocation of realized losses on the mortgage loans from any loan group to the Class B Certificates will reduce the subordination provided by the subordinate certificates to all of the senior certificates, including the senior certificates related to the loan group or loan groups that did not suffer any losses.  This will increase the likelihood that future realized losses may be allocated to the senior certificates related to a loan group that did not suffer any previous losses.

Certificates Priority of Distributions:  Available funds from the Mortgage Loans will be distributed in the following order of priority:

1)                      Senior Certificates, pro rata based on amounts due, accrued and unpaid interest, at the related Certificate Interest Rate;

2)                      From the Group I Mortgage Loans, Class R Certificate principal until its balance is reduced to zero;

3)                      From the Group I Mortgage Loans principal to the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates pro rata according to the class principal balance (or with respect to clause (a), aggregate class principal balance) of the certificates described in each of clause (a) and (b), as follows:

(a)   to the Class 1-A1 and Class 1-A2 Certificates, sequentially, as follows:

(i)  first, to the Class 1-A1 Certificates, until the Class 1-A1 principal balance has been reduced to zero; and

(ii)  second, to the Class 1-A2 Certificates, until the Class 1-A2 principal balance has been reduced to zero; and

(b)  to the Class 1-A3 Certificates, until the Class 1-A3 principal balance has been reduced to zero;

4)                      From the Group II Mortgage Loans principal to the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates pro rata according to the class principal balance (or with respect to clause (a), aggregate class principal balance) of the certificates described in each of clause (a) and (b), as follows:

(a)   to the Class 2-A1, Class 2-A2 and Class 2-A3 Certificates, sequentially, as   follows:

(i)  first, to the Class 2-A1 Certificates, until the Class 2-A1 principal balance has been reduced to zero;

(ii)  second, to the Class 2-A2 Certificates, until the Class 2-A2 principal balance has been reduced to zero; and

(iii)  third, to the Class 2-A3 Certificates, until the Class 2-A3 principal balance has been reduced to zero; and

(b)  to the Class 2-A4 Certificates, until the Class 2-A4 principal balance has been reduced to zero;

5)                      Class B-1, Class B-2 and Class B-3 Certificates, in sequential order, accrued and unpaid interest at the respective certificate interest rates and the respective shares of principal allocable to such Classes;

6)                      Class B-4, Class B-5 and Class B-6 Certificates, in sequential order, accrued and unpaid interest at the respective certificate interest rates and the respective shares of principal allocable to such Classes; and

7)                   Class R Certificate, any remaining amount.

IMPORTANT NOTICE REGARDING COLLATERAL MATERIALS

                The information contained in this section has not been independently verified by WaMu Capital Corp.  The information contained in this section is preliminary and subject to change and supersedes information contained in any prior collateral materials for this transaction.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR6
Mortgage Loans
Preliminary Collateral Information As of 06/01/06

TOTAL CURRENT BALANCE	$372,105,063
TOTAL ORIGINAL BALANCE	$373,280,321

NUMBER OF LOANS	525

			Minimum		Maximum
AVG CURRENT BALANCE	$708,772		$344,955		$2,500,000
AVG ORIGINAL BALANCE	$711,010		$418,500		$2,500,000

WAVG GROSS COUPON	6.29%		4.60%		7.40%
WAVG GROSS MARGIN	2.19%		2.00%		2.50%
WAVG MAX INT RATE	11.29%		9.60%		12.40%

WAVG CURRENT LTV	67.53%		22.22%		80.00%

WAVG FICO SCORE	742		642		816

WAVG MONTHS TO ROLL	108	months	74	months	120	months

WAVG ORIGINAL TERM	360	months	360	months	360	months
WAVG REMAINING TERM	359	months	349	months	360	months
WAVG SEASONING	1	months	0	months	11	months

NZ WAVG PREPAY TERM	36	months	36	months	36	months

TOP STATE CONC	CA(70.67%),NY(4.75%),WA(4.63%)
MAXIMUM CA ZIPCODE	1.04%

FIRST PAY DATE			August 1,2005		July 1,2006

RATE CHANGE DATE			August 1,2012		June 1,2016

MATURITY DATE			July 1,2035		June 1,2036

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
10/1 I/O LIBOR	339	$251,051,375	67.47%
10/1 LIBOR	13	7,787,557	2.09
7/1 I/O LIBOR	159	105,567,340	28.37
7/1 LIBOR	14	7,698,790	2.07
Total	525	$372,105,063	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
300,001—400,000	1	$344,955	0.09%
400,001—500,000	120	55,886,134	15.02
500,001—600,000	143	79,256,929	21.30
600,001—700,000	82	53,211,362	14.30
700,001—800,000	44	33,363,197	8.97
800,001—900,000	41	35,501,087	9.54
900,001—1,000,000	44	42,531,446	11.43
1,000,001—1,100,000	7	7,406,936	1.99
1,100,001—1,200,000	6	6,979,847	1.88
1,200,001—1,300,000	10	12,460,000	3.35
1,300,001—1,400,000	6	8,032,150	2.16
1,400,001—1,500,000	10	14,726,241	3.96
1,500,001—1,600,000	1	1,566,200	0.42
1,600,001—1,700,000	3	4,990,000	1.34
1,900,001—2,000,000	1	1,960,000	0.53
2,000,001—2,100,000	2	4,120,000	1.11
2,200,001—2,300,000	1	2,268,579	0.61
2,400,001—2,500,000	3	7,500,000	2.02
Total	525	$372,105,063	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.501—4.750	2	$2,084,693	0.56%
4.751—5.000	3	2,060,382	0.55
5.001—5.250	3	1,894,955	0.51
5.251—5.500	10	6,324,230	1.70
5.501—5.750	9	6,432,104	1.73
5.751—6.000	54	45,478,330	12.22
6.001 >=	444	307,830,369	82.73
Total	525	$372,105,063	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	1	$450,000	0.12%
2.001—2.250	466	333,376,873	89.59
2.251—2.500	58	38,278,190	10.29
Total	525	$372,105,063	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.501—9.750	2	$2,084,693	0.56%
9.751—10.000	3	2,060,382	0.55
10.001—10.250	3	1,894,955	0.51
10.251—10.500	10	6,324,230	1.70
10.501—10.750	10	7,020,104	1.89
10.751—11.000	53	44,898,330	12.07
11.001 >=	444	307,822,369	82.72
Total	525	$372,105,063	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	525	$372,105,063	100.00%
Total	525	$372,105,063	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
341—350	7	$4,587,039	1.23%
351—360	518	367,518,024	98.77
Total	525	$372,105,063	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	254	$172,545,598	46.37%
1—6	259	192,308,885	51.68
7—12	12	7,250,581	1.95
Total	525	$372,105,063	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
21—25	2	$1,399,067	0.38%
26—30	2	1,487,000	0.40
31—35	3	2,000,000	0.54
36—40	8	5,365,600	1.44
41—45	10	9,694,629	2.61
46—50	25	20,425,850	5.49
51—55	29	25,283,403	6.79
56—60	35	26,246,036	7.05
61—65	57	45,391,588	12.20
66—70	93	64,703,681	17.39
71—75	81	53,685,872	14.43
76—80	180	116,422,337	31.29
Total	525	$372,105,063	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
21—25	2	$1,399,067	0.38%
26—30	2	1,487,000	0.40
31—35	3	2,000,000	0.54
36—40	8	5,365,600	1.44
41—45	9	8,521,200	2.29
46—50	25	20,425,850	5.49
51—55	29	25,283,403	6.79
56—60	35	26,246,036	7.05
61—65	58	46,565,018	12.51
66—70	93	64,703,681	17.39
71—75	80	53,340,917	14.33
76—80	180	116,422,337	31.29
86—90	1	344,955	0.09
Total	525	$372,105,063	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
640—659	5	$2,428,306	0.65%
660—679	8	4,979,361	1.34
680—699	73	49,998,201	13.44
700—719	60	42,905,559	11.53
720—739	101	71,235,322	19.14
740—759	85	60,633,689	16.29
760—779	100	77,495,747	20.83
780—799	76	51,677,475	13.89
800 >=	17	10,751,403	2.89
Total	525	$372,105,063	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	106	$75,669,402	20.34%
Reduced	419	296,435,661	79.66
Total	525	$372,105,063	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	2	$1,100,000	0.30%
Owner Occupied	496	350,431,263	94.18
Second Home	27	20,573,800	5.53
Total	525	$372,105,063	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	4	$2,795,000	0.75%
Condo	55	38,961,939	10.47
Co-op	5	4,929,100	1.32
PUD	108	73,306,871	19.70
Single Family	353	252,112,153	67.75
Total	525	$372,105,063	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	195	$145,941,484	39.22%
Refi—Cash Out	220	149,481,362	40.17
Refi—No Cash Out	110	76,682,218	20.61
Total	525	$372,105,063	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	523	$370,360,063	99.53%
36	2	1,745,000	0.47
Total	525	$372,105,063	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AL	1	$1,200,000	0.32%
AZ	9	5,070,680	1.36
CA	368	262,972,099	70.67
CO	7	4,296,056	1.15
CT	12	10,969,579	2.95
DC	1	590,000	0.16
FL	20	14,292,028	3.84
GA	2	1,264,500	0.34
IL	15	9,381,890	2.52
MA	4	3,020,000	0.81
MD	5	2,508,295	0.67
ME	1	700,000	0.19
MI	1	490,000	0.13
MN	1	600,000	0.16
MO	1	432,000	0.12
NC	1	516,000	0.14
NJ	6	3,650,670	0.98
NV	8	5,160,571	1.39
NY	19	17,672,257	4.75
OR	3	1,603,000	0.43
SC	2	1,580,000	0.42
TX	5	3,154,319	0.85
VA	5	3,735,335	1.00
WA	28	17,245,786	4.63
Total	525	$372,105,063	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	369	$254,268,283	68.33%
15.00 or less	5	6,808,579	1.83
16—20	5	4,825,057	1.30
21—25	11	9,141,415	2.46
26—30	21	14,394,672	3.87
31—35	35	27,348,852	7.35
36—40	35	24,783,802	6.66
41—45	24	15,190,228	4.08
46—50	12	9,130,660	2.45
51—55	4	2,444,595	0.66
56—60	2	1,511,200	0.41
61 >=	2	2,257,720	0.61
Total	525	$372,105,063	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 34.60%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	494	$347,517,601	93.39%
60.00 or less	5	5,417,000	1.46
60.01—65.00	2	1,950,000	0.52
65.01—70.00	1	532,000	0.14
70.01—75.00	4	2,229,000	0.60
75.01—80.00	4	2,660,000	0.71
80.01—85.00	1	657,200	0.18
85.01—90.00	14	11,142,263	2.99
Total	525	$372,105,063	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 75.90%.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR6 Group 1
Mortgage Loans
Preliminary Collateral Information As of 06/01/06

TOTAL CURRENT BALANCE	$113,266,131
TOTAL ORIGINAL BALANCE	$113,367,574

NUMBER OF LOANS	173

			Minimum		Maximum
AVG CURRENT BALANCE	$654,718		$344,955		$2,100,000
AVG ORIGINAL BALANCE	$655,304		$418,500		$2,100,000

WAVG GROSS COUPON	6.44%		5.00%		7.40%
WAVG GROSS MARGIN	2.20%		2.00%		2.50%
WAVG MAX INT RATE	11.44%		10.00%		12.40%

WAVG CURRENT LTV	69.32%		22.22%		80.00%

WAVG FICO SCORE	736		642		802

WAVG MONTHS TO ROLL	83	months	74	months	84	months

WAVG ORIGINAL TERM	360	months	360	months	360	months
WAVG REMAINING TERM	359	months	350	months	360	months
WAVG SEASONING	1	months	0	months	10	months

NZ WAVG PREPAY TERM	36	months	36	months	36	months

TOP STATE CONC	CA(63.26%),FL(6.50%),WA(6.15%)
MAXIMUM CA ZIPCODE	2.97%

FIRST PAY DATE			September 1,2005		July 1,2006

RATE CHANGE DATE			August 1,2012		June 1,2013

MATURITY DATE			August 1,2035		June 1,2036

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
7/1 I/O LIBOR	159	$105,567,340	93.20%
7/1 LIBOR	14	7,698,790	6.80
Total	173	$113,266,131	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
300,001—400,000	1	$344,955	0.30%
400,001—500,000	40	18,436,965	16.28
500,001—600,000	57	31,279,238	27.62
600,001—700,000	33	21,456,763	18.94
700,001—800,000	11	8,274,369	7.31
800,001—900,000	12	10,408,696	9.19
900,001—1,000,000	8	7,671,895	6.77
1,100,001—1,200,000	1	1,137,500	1.00
1,200,001—1,300,000	4	4,963,500	4.38
1,300,001—1,400,000	3	3,992,250	3.52
1,400,001—1,500,000	1	1,500,000	1.32
1,600,001—1,700,000	1	1,700,000	1.50
2,000,001—2,100,000	1	2,100,000	1.85
Total	173	$113,266,131	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.751—5.000	2	$1,102,662	0.97%
5.001—5.250	1	344,955	0.30
5.251—5.500	2	899,500	0.79
5.501—5.750	1	454,525	0.40
5.751—6.000	13	9,644,582	8.51
6.001 >=	154	100,819,906	89.01
Total	173	$113,266,131	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	1	$450,000	0.40%
2.001—2.250	154	102,521,331	90.51
2.251—2.500	18	10,294,800	9.09
Total	173	$113,266,131	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.751—10.000	2	$1,102,662	0.97%
10.001—10.250	1	344,955	0.30
10.251—10.500	2	899,500	0.79
10.501—10.750	1	454,525	0.40
10.751—11.000	13	9,644,582	8.51
11.001 >=	154	100,819,906	89.01
Total	173	$113,266,131	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	173	$113,266,131	100.00%
Total	173	$113,266,131	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
341—350	2	$952,425	0.84%
351—360	171	112,313,705	99.16
Total	173	$113,266,131	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	94	$61,569,756	54.36%
1—6	76	50,328,798	44.43
7—12	3	1,367,577	1.21
Total	173	$113,266,131	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
21—25	1	$600,000	0.53%
41—45	3	2,200,000	1.94
46—50	7	6,396,850	5.65
51—55	6	5,261,700	4.65
56—60	14	8,874,500	7.84
61—65	16	11,244,990	9.93
66—70	30	20,854,416	18.41
71—75	29	18,024,292	15.91
76—80	67	39,809,382	35.15
Total	173	$113,266,131	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
21—25	1	$600,000	0.53%
41—45	3	2,200,000	1.94
46—50	7	6,396,850	5.65
51—55	6	5,261,700	4.65
56—60	14	8,874,500	7.84
61—65	16	11,244,990	9.93
66—70	30	20,854,416	18.41
71—75	28	17,679,337	15.61
76—80	67	39,809,382	35.15
86—90	1	344,955	0.30
Total	173	$113,266,131	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
640—659	4	$1,944,703	1.72%
660—679	2	1,059,470	0.94
680—699	26	16,047,215	14.17
700—719	24	18,044,145	15.93
720—739	36	23,921,802	21.12
740—759	30	20,175,832	17.81
760—779	31	19,081,346	16.85
780—799	18	11,839,918	10.45
800 >=	2	1,151,700	1.02
Total	173	$113,266,131	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	32	$20,638,384	18.22%
Reduced	141	92,627,747	81.78
Total	173	$113,266,131	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	1	$450,000	0.40%
Owner Occupied	162	105,003,750	92.71
Second Home	10	7,812,380	6.90
Total	173	$113,266,131	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	1	$590,000	0.52%
Condo	17	12,232,069	10.80
PUD	36	25,043,384	22.11
Single Family	119	75,400,678	66.57
Total	173	$113,266,131	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	68	$45,040,563	39.77%
Refi—Cash Out	77	49,400,473	43.61
Refi—No Cash Out	28	18,825,095	16.62
Total	173	$113,266,131	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	171	$111,521,131	98.46%
36	2	1,745,000	1.54
Total	173	$113,266,131	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	5	$2,567,680	2.27%
CA	106	71,650,637	63.26
CO	4	2,228,862	1.97
CT	2	1,002,000	0.88
DC	1	590,000	0.52
FL	11	7,361,706	6.50
GA	1	454,500	0.40
IL	10	6,285,920	5.55
MA	2	1,100,000	0.97
MD	1	519,495	0.46
MO	1	432,000	0.38
NJ	4	2,670,750	2.36
NV	2	1,782,500	1.57
NY	4	3,345,057	2.95
OR	1	528,000	0.47
SC	1	680,000	0.60
TX	3	2,152,369	1.90
VA	1	950,000	0.84
WA	13	6,964,655	6.15
Total	173	$113,266,131	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	135	$88,109,613	77.79%
15.00 or less	2	1,600,000	1.41
16—20	2	1,050,057	0.93
21—25	2	1,638,050	1.45
26—30	5	3,371,072	2.98
31—35	10	6,899,548	6.09
36—40	7	4,850,970	4.28
41—45	6	3,512,074	3.10
46—50	3	1,775,151	1.57
51—55	1	459,595	0.41
Total	173	$113,266,131	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 33.54%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	167	$108,736,313	96.00%
60.01—65.00	1	1,500,000	1.32
65.01—70.00	1	532,000	0.47
70.01—75.00	1	574,000	0.51
85.01—90.00	3	1,923,818	1.70
Total	173	$113,266,131	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 75.56%.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR6 Group 2
Mortgage Loans
Preliminary Collateral Information As of 06/01/06

TOTAL CURRENT BALANCE	$258,838,933
TOTAL ORIGINAL BALANCE	$259,912,747

NUMBER OF LOANS	352

			Minimum		Maximum
AVG CURRENT BALANCE	$735,338		$418,414		$2,500,000
AVG ORIGINAL BALANCE	$738,388		$424,000		$2,500,000

WAVG GROSS COUPON	6.23%		4.60%		7.38%
WAVG GROSS MARGIN	2.18%		2.10%		2.50%
WAVG MAX INT RATE	11.23%		9.60%		12.38%

WAVG CURRENT LTV	66.75%		22.83%		80.00%

WAVG FICO SCORE	745		655		816

WAVG MONTHS TO ROLL	119	months	109	months	120	months

WAVG ORIGINAL TERM	360	months	360	months	360	months
WAVG REMAINING TERM	359	months	349	months	360	months
WAVG SEASONING	1	months	0	months	11	months

NZ WAVG PREPAY TERM	0	months	0	months	0	months

TOP STATE CONC	CA(73.92%),NY(5.54%),WA(3.97%)
MAXIMUM CA ZIPCODE	1.31%

FIRST PAY DATE			August 1,2005		July 1,2006

RATE CHANGE DATE			July 1,2015		June 1,2016

MATURITY DATE			July 1,2035		June 1,2036

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
10/1 I/O LIBOR	339	$251,051,375	96.99%
10/1 LIBOR	13	7,787,557	3.01
Total	352	$258,838,933	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
400,001—500,000	80	$37,449,169	14.47%
500,001—600,000	86	47,977,691	18.54
600,001—700,000	49	31,754,599	12.27
700,001—800,000	33	25,088,829	9.69
800,001—900,000	29	25,092,390	9.69
900,001—1,000,000	36	34,859,551	13.47
1,000,001—1,100,000	7	7,406,936	2.86
1,100,001—1,200,000	5	5,842,347	2.26
1,200,001—1,300,000	6	7,496,500	2.90
1,300,001—1,400,000	3	4,039,900	1.56
1,400,001—1,500,000	9	13,226,241	5.11
1,500,001—1,600,000	1	1,566,200	0.61
1,600,001—1,700,000	2	3,290,000	1.27
1,900,001—2,000,000	1	1,960,000	0.76
2,000,001—2,100,000	1	2,020,000	0.78
2,200,001—2,300,000	1	2,268,579	0.88
2,400,001—2,500,000	3	7,500,000	2.90
Total	352	$258,838,933	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.501—4.750	2	$2,084,693	0.81%
4.751—5.000	1	957,720	0.37
5.001—5.250	2	1,550,000	0.60
5.251—5.500	8	5,424,730	2.10
5.501—5.750	8	5,977,580	2.31
5.751—6.000	41	35,833,748	13.84
6.001 >=	290	207,010,463	79.98
Total	352	$258,838,933	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2.001—2.250	312	$230,855,542	89.19%
2.251—2.500	40	27,983,390	10.81
Total	352	$258,838,933	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.501—9.750	2	$2,084,693	0.81%
9.751—10.000	1	957,720	0.37
10.001—10.250	2	1,550,000	0.60
10.251—10.500	8	5,424,730	2.10
10.501—10.750	9	6,565,580	2.54
10.751—11.000	40	35,253,748	13.62
11.001 >=	290	207,002,463	79.97
Total	352	$258,838,933	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	352	$258,838,933	100.00%
Total	352	$258,838,933	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
341—350	5	$3,634,614	1.40%
351—360	347	255,204,319	98.60
Total	352	$258,838,933	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	160	$110,975,842	42.87%
1—6	183	141,980,087	54.85
7—12	9	5,883,004	2.27
Total	352	$258,838,933	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
21—25	1	$799,067	0.31%
26—30	2	1,487,000	0.57
31—35	3	2,000,000	0.77
36—40	8	5,365,600	2.07
41—45	7	7,494,629	2.90
46—50	18	14,029,000	5.42
51—55	23	20,021,703	7.74
56—60	21	17,371,536	6.71
61—65	41	34,146,598	13.19
66—70	63	43,849,265	16.94
71—75	52	35,661,580	13.78
76—80	113	76,612,954	29.60
Total	352	$258,838,933	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
21—25	1	$799,067	0.31%
26—30	2	1,487,000	0.57
31—35	3	2,000,000	0.77
36—40	8	5,365,600	2.07
41—45	6	6,321,200	2.44
46—50	18	14,029,000	5.42
51—55	23	20,021,703	7.74
56—60	21	17,371,536	6.71
61—65	42	35,320,028	13.65
66—70	63	43,849,265	16.94
71—75	52	35,661,580	13.78
76—80	113	76,612,954	29.60
Total	352	$258,838,933	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
640—659	1	$483,603	0.19%
660—679	6	3,919,890	1.51
680—699	47	33,950,987	13.12
700—719	36	24,861,414	9.60
720—739	65	47,313,520	18.28
740—759	55	40,457,857	15.63
760—779	69	58,414,402	22.57
780—799	58	39,837,558	15.39
800 >=	15	9,599,703	3.71
Total	352	$258,838,933	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	74	$55,031,018	21.26%
Reduced	278	203,807,914	78.74
Total	352	$258,838,933	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	1	$650,000	0.25%
Owner Occupied	334	245,427,513	94.82
Second Home	17	12,761,420	4.93
Total	352	$258,838,933	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	3	$2,205,000	0.85%
Condo	38	26,729,870	10.33
Co-op	5	4,929,100	1.90
PUD	72	48,263,487	18.65
Single Family	234	176,711,475	68.27
Total	352	$258,838,933	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	127	$100,900,921	38.98%
Refi—Cash Out	143	100,080,889	38.67
Refi—No Cash Out	82	57,857,123	22.35
Total	352	$258,838,933	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	352	$258,838,933	100.00%
Total	352	$258,838,933	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AL	1	$1,200,000	0.46%
AZ	4	2,503,000	0.97
CA	262	191,321,462	73.92
CO	3	2,067,194	0.80
CT	10	9,967,579	3.85
FL	9	6,930,322	2.68
GA	1	810,000	0.31
IL	5	3,095,970	1.20
MA	2	1,920,000	0.74
MD	4	1,988,800	0.77
ME	1	700,000	0.27
MI	1	490,000	0.19
MN	1	600,000	0.23
NC	1	516,000	0.20
NJ	2	979,920	0.38
NV	6	3,378,071	1.31
NY	15	14,327,200	5.54
OR	2	1,075,000	0.42
SC	1	900,000	0.35
TX	2	1,001,950	0.39
VA	4	2,785,335	1.08
WA	15	10,281,131	3.97
Total	352	$258,838,933	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	234	$166,158,670	64.19%
15.00 or less	3	5,208,579	2.01
16—20	3	3,775,000	1.46
21—25	9	7,503,365	2.90
26—30	16	11,023,600	4.26
31—35	25	20,449,304	7.90
36—40	28	19,932,832	7.70
41—45	18	11,678,154	4.51
46—50	9	7,355,509	2.84
51—55	3	1,985,000	0.77
56—60	2	1,511,200	0.58
61 >=	2	2,257,720	0.87
Total	352	$258,838,933	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 34.89%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	327	$238,781,288	92.25%
60.00 or less	5	5,417,000	2.09
60.01—65.00	1	450,000	0.17
70.01—75.00	3	1,655,000	0.64
75.01—80.00	4	2,660,000	1.03
80.01—85.00	1	657,200	0.25
85.01—90.00	11	9,218,445	3.56
Total	352	$258,838,933	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 75.98%.